UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 28, 2017 (March 22, 2017) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Sonic Foundry, Inc. (the "Company") and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. ("SFMS") entered into a Ninth Amendment to the Second Amended and Restated Loan and Security Agreement (the "Ninth Amendment") with Silicon Valley Bank ("Silicon Valley") on March 22, 2017. Under the Ninth Amendment: (i) the Liquidity covenant was modified to require minimum Liquidity (as defined) with respect to the Company only, on a monthly basis, of at least 1.6:1.0 for each month-end that is not the last day of a fiscal quarter, and 1.75:1.0 for each month-end that is the last day of a fiscal quarter, replacing the previous Liquidity requirement of 1.5:1.0 at the last day of each month; (ii) increased the streamline threshold pursuant to which bank reporting can me made monthly rather than weekly; and (iii) modified certain collection procedures and reporting requirements regarding account debtors and request for advances.
A copy of the Ninth Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified by reference to the entire document.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Ninth Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of March 22, 2017 among registrant, SFMS and Silicon Valley Bank.

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Ninth Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of March 22, 2017 among registrant, SFMS and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 28, 2017

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer